EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICE AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Banjo & Matilda., a Nevada corporation (the “Company”), on Form 10-Q for the quarter ended March 31, 2017, as filed with the Securities and Exchange Commission (the “Report”), Brendan Macpherson, Chief Executive Officer and Chief Financial Officer of the Company, does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: May 22, 2017	By:	/s/ Brendan Macpherson
Brendan Macpherson
Chief Executive Officer and Chief Financial Officer (principal executive and financial officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.